SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 7, 2010

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2010, Durect Corporation (the Company) and Hospira, Inc. (Hospira) entered into a license agreement to develop and market POSIDUR™ (SABERTM-bupivacaine) in the U.S. and Canada. POSIDUR is the Company’s investigational post-operative pain relief depot currently in Phase III clinical development in the U.S. that utilizes the Company’s patented SABER technology to deliver bupivacaine to provide up to three days of pain relief after surgery. POSIDUR is licensed to Nycomed for commercialization in Europe and other specified countries, and the Company retains commercialization rights in Japan and all other countries.

Under terms of the agreement, Hospira will make an upfront payment of $27.5 million, with the potential for up to an additional $185 million in performance milestone payments based on the successful development, approval and commercialization of POSIDUR in the U.S. and Canada. For the U.S. and Canada, the two companies will jointly direct and equally fund the remaining development costs for POSIDUR, while Hospira will have exclusive commercialization rights upon regulatory approval with sole funding responsibility. In addition, the Company has also granted to Hospira the right to develop and commercialize in the U.S. and Canada, at Hospira’s sole cost, other specified local anesthetic products based on the SABER technology, if any, which come into existence under the Agreement. Hospira will be responsible for commercial manufacture of licensed products under the Agreement, provided that the Company will supply to Hospira a specified excipient for use in the manufacture of licensed products pursuant to a supply agreement entered into by the parties. On a product by product basis, Hospira will pay the Company a royalty on sales of each licensed product commercialized under the Agreement for a defined period, after which the license granted to Hospira for such product shall convert to a fully paid-up, non-royalty bearing and perpetual license. The term of the agreement shall be for the duration of Hospira’s obligation to pay royalties for product sales under the Agreement. The agreement provides each party with specified termination rights, including the right of Hospira to terminate at will after a specified period and each party to terminate the agreement upon material breach of the agreement by the other party. The agreement also contains terms and conditions customary for this type of arrangement, including representations, warranties and indemnities.

Item 8.01	Other Events

The Company issued a press release announcing this event on June 7, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 7, 2010	By:	/S/ JAMES E. BROWN
James E. Brown
President and Chief Executive Officer